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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Danielson Holdings Corporation of our report dated March 26, 2002, except for the restatement, as to which the date is August 13, 2002 relating to the financial statements of American Commercial Lines LLC, which appears in Danielson Holdings Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhousCoopers LLP

Louisville, Kentucky
May 10, 2004